EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


(1)   Western Telephone Company
      100%-Owned Subsidiary
      Incorporated in the State of Minnesota


(2)   Peoples Telephone Company
      100%-Owned Subsidiary
      Incorporated in the State of Iowa


(3)   New Ulm Phonery, Inc. 100%-Owned Subsidiary
      Incorporated in the State of Minnesota


(4)   New Ulm Cellular #9, Inc. 100%-Owned Subsidiary
      Incorporated in the State of Minnesota


(5)   New Ulm Long Distance, Inc. 100%-Owned Subsidiary
      Incorporated in the State of Minnesota


The financial statements of all such subsidiaries are included on the consolidated financial statements of New Ulm Telecom, Inc.






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